EXHIBIT 23.1
------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-58479) and Form S-8 (No. 333-79967) of College Television Network, Inc. of our report dated September 10, 1999 relating to the financial statements of Armed Forces Communications, Inc. d/b/a Market Place Media, which appears in the Current Report on For 8-K/A of CTN Media Group, Inc. dated November 15, 1999.



PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
November 12, 1999